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                                                                    EXHIBIT 23.2


                         CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" and to the use of our report dated June 11, 1999 with respect to the consolidated financial statements of Los Angeles Turf Club, Inc. included in the Registration Statement (Form S-3) and related prospectus of Magna Entertainment Corp. for the registration of Debt Securities, Warrants to purchase Debt Securities, Warrants to purchase Class A Subordinate Voting Stock and Class A Subordinate Voting Stock.

                                                         /s/ Ernst & Young LLP
                                                         ---------------------
                                                         Chartered Accountants

September 28, 2001
Toronto, Canada